Exhibit 10.19

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

iPOWER INC.

CONVERTIBLE NOTE

Issuance Date: January 27, 2021	Original Principal Amount: $1,000,000
Note No. 1

FOR VALUE RECEIVED, iPower Inc., a Nevada corporation (“iPower” or the "Maker"), hereby promises to pay to the order of Bright Century Investment LLC, or registered assigns (the "Holder”) the amount set out above as the Original Principal Amount, as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise (the "Principal"), when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is One Million Dollars ($1,000,000). For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees or charges incurred under this Note.

(1)            GENERAL TERMS

(a)           Payment of Principal. Unless previously converted into shares of the Class A common stock, $0.001 par value, of iPower (the “Class A Common Stock”) as contemplated hereby, this Note, together with all accrued interest hereon at the Interest Rate, shall be due and payable on 180th day following the Issuance Date (the "Repayment Date"). In the event that iPower shall not have completed an initial public offering of its Class A Common Stock (the “IPO”) by a date which shall be six months from the Issuance Date, the Holder may at its option, to notify iPower within one business day (1) to wait for the IPO and in which case the “Optional Conversion” in the following Section 3(b) shall apply, or (2) require the Original Principal Amount of this Note, together with accrued interest hereon, be subject to repayment in six equal monthly installments commencing on the 30th day of the Holder sending repayment notice to the Company. During the repayment process of the Note, if there is IPO of the Company, within one business after completion of the IPO, Holder may at its option to convert all or part of the outstanding unpaid Note per provisions under Optional Conversion.

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(b)           Interest. In the event the Company does not complete a Qualified IPO (as defined below), interest shall accrue on the Outstanding Balance at an annual rate of six percent (6%) from the Issuance Date (the “Interest Rate”) and shall be fully paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Makers regarding registration and transfers of Notes in cash. Upon an optional or mandatory conversion of the Note into shares of Class A Common Stock (as provided herein), all accrued interest on the Principal Amount subject to such conversion shall be waived.

(2)            EVENTS OF DEFAULT.

(a)           An “Event of Default,” wherever used herein, means the occurrence and continuation of any one of the following events, whatever the reason, and whether it shall be voluntary or involuntary, or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body:

(i)             The Maker's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note;

(ii)            A Conversion Failure as defined in Section 3(c)(ii);

(iii)           The Maker or any subsidiary of the Maker shall commence, or there shall be commenced against the Maker or any subsidiary of the Maker under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker or any subsidiary of the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or any subsidiary of the Maker or there is commenced against the Maker or any subsidiary of the Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of ninety-one (91) days; or the Maker or any subsidiary of the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker or any subsidiary of the Maker suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of ninety-one (91) days; or the Maker or any subsidiary of the Maker makes a general assignment for the benefit of creditors; or the Maker or any subsidiary of the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker or any subsidiary of the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker or any subsidiary of the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker or any subsidiary of the Maker for the purpose of effecting any of the foregoing;

(3)            CONVERSION OF NOTE. This Note shall be convertible into shares of the Maker’s Class A Common Stock, on the terms and conditions set forth in this Section 3.

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(a)            Mandatory Conversion. Notwithstanding anything to the contrary, express or implied, contained in this Note, at such time as iPower shall complete its initial public offer (“IPO”), and assuming that it raised a minimum of $15,000,000 in gross proceeds and has had its Class A Common Stock listed for trading on the Nasdaq Capital Market within six months of the Issuance Date (a “Qualified IPO”), a “Mandatory Conversion Event” shall be deemed to have occurred. Upon the occurrence of such Mandatory Conversion Event, the entire Outstanding Principal Amount of this Note (the “Mandatory Conversion Amount”) shall automatically, and without any further action on the part of the Holder, convert into that number of shares of fully paid and nonassessable shares of Class A Common Stock as shall be equal to the quotient of dividing the Mandatory Conversion Amount by the Conversion Price set forth in Section 3(a)(i) below (the “Mandatory Conversion Shares”). iPower shall not issue any fraction of a share of Class A Common Stock upon any mandatory conversion under this Section 3(a). If the issuance would result in the issuance of a fraction of a share of Class A Common Stock, iPower shall round such fraction of a share of Class A Common Stock up to the nearest whole share. iPower shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Class A Common Stock to the Holder pursuant to this Section 3(a). Within five (5) Trading Days after iPower gives the Holder notice by facsimile or email transmission that a Mandatory Conversion Event has occurred, iPower will provide VStock Transfer Company, iPower’s transfer agent, with documentation that the Mandatory Conversion Shares are eligible for such electronic issuance. In the event that iPower shall fail to issue and deliver to Holder via “DWAC/FAST” electronic transfer the number of Mandatory Conversion Shares to which the Holder is entitled upon the occurrence of a Mandatory Conversion Event, the Outstanding Principal Amount of the Note shall increase by $500 per day until such time as iPower issues and delivers a certificate to the Holder or credit the Holder's balance account with DTC for the number of Mandatory Conversion Shares to which the Holder is entitled upon such Mandatory Conversion Event.

(i)             “Conversion Price" shall equal the lesser of (i) a 30% discount to the public offering price per share of the Class A Common Stock registered in connection with the Qualified IPO, or (ii) a 30% discount of the price per share equal to dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the IPO, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes.

(b)           Optional Conversion. In the event iPower has completed an IPO that does not meet the requirements of a Qualified IPO, the Holder has the right, at the Holder’s option, to convert the outstanding and unpaid Optional Conversion Amount (as defined below) into fully paid and nonassessable shares of Class A Common Stock in accordance with Section 3(b), at the Conversion Price (as set forth in Section 3(a)(i) above). The number of shares of Class A Common Stock issuable upon conversion of any Optional Conversion Amount pursuant to this Section 3(b) shall be equal to the quotient of dividing the Optional Conversion Amount by the Conversion Price. iPower shall not issue any fraction of a share of Class A Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Class A Common Stock, iPower shall round such fraction of a share of Class A Common Stock up to the nearest whole share. iPower shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance and legend removal of shares of Class A Common Stock to the Holder arising out of or relating to the conversion of this Note up to a maximum of five thousand dollars ($5,000).

(i)            "Optional Conversion Amount" means the outstanding and unpaid Principal Amount to be converted.

(c)           Mechanics of Conversion.

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(i)             Optional Conversion. To convert the Optional Conversion Amount into shares of Class A Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, within one business day after completion of the IPO, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to iPower. On or before the fifth Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), iPower shall (A) if legends are not required to be placed on certificates of Class A Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Class A Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Class A Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. The Person or Persons entitled to receive the shares of Class A Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock upon the transmission of a Conversion Notice.

(ii)            Maker’s Failure to Timely Convert. If within five (5) Trading Days after iPower receipt of the facsimile or email copy of a Conversion Notice together with documentation satisfactory to the Transfer Agent that the shares are eligible for such electronic issuance, iPower shall fail to issue and deliver to Holder via “DWAC/FAST” electronic transfer the number of shares of Class A Common Stock to which the Holder is entitled upon such holder's conversion of any Optional Conversion Amount (a "Conversion Failure"), the Outstanding Amount of the Note shall increase by 0.05% per day until such time as iPower issues and delivers a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Class A Common Stock to which the Holder is entitled upon such holder's conversion of any Optional Conversion Amount. iPower will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If iPower fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to iPower.

(iii)           Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to iPower unless (A) the full Optional Conversion Amount represented by this Note is being converted or (B) the Holder has provided iPower with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and iPower shall maintain records showing the Principal converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and iPower, so as not to require physical surrender of this Note upon conversion.

(d)           Limitations on Conversions or Trading.

(i)             Beneficial Ownership. If at any time after the Closing, the Buyer shall or would receive shares of Class A Common Stock in payment of principal under Note, upon conversion of the Note, under the Warrant, or upon exercise of the Warrant, so that the Buyer would, together with other shares of Class A Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Class A Common Stock a number of shares exceeding 9.99% of the number of shares of Class A Common Stock outstanding on such date (the “Maximum Percentage”), iPower shall not be obligated and shall not issue to the Buyer shares of Class A Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Class A Common Stock by the Buyer. Upon delivery of a written notice to iPower, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to iPower and (ii) any such increase or decrease will apply only to the Holder and its Affiliates. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.13 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5.13 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of the Note and Warrant.

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(e)           Other Provisions.

(i)             Share Reservation.      iPower shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least the full number of shares of Class A Common Stock issuable upon conversion of all outstanding amounts under this Note.

(ii)            This Note may not be prepaid by the Company for a period of not less than six (6) months following the Issuance Date. Thereafter, the Note may either be prepaid by the Company in whole or in part without penalty, fees or premium upon not less than ten (10) business days prior written notice to the Holder (the “Prepayment Notice”) which shall set forth the date on which the Note shall be prepaid (the “Prepayment Date”), subject to the Holder’s right to convert all or any portion of this Note into shares of Class A Common Stock prior to the Prepayment Date.

(iii)           All calculations under this Section 3 shall be rounded up to the nearest whole share.

(iv)          Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for iPower's failure to deliver certificates or credit entries representing shares of Class A Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)           The Maker shall use its best efforts to assist the Holder to obtain a legal opinion for the removal of any restrict legend in connection with any shares converted from this Note.

(vi)          This Note is one of the two Convertible Notes issued on or about the date of this Note by the Maker in an aggregate principal amount of $3,000,000, the “Notes”). Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries under the Notes payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the balance of all outstanding Notes on the basis of their original principal amount.

(4)            REISSUANCE OF THIS NOTE.

(a)             Assignability. The Maker may not assign this Note. This Note will be binding upon the Maker and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Maker’s approval.

(b)           Lost, Stolen or Mutilated Note. Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Maker in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Maker shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(5)            NOTICES.      Any notices, consents, waivers or other communications required or permitted to be given under the terms shall be handled according to the Notice clause in the Securities Purchase Agreement.

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The addresses for such communications shall be: If to the Makers:

iPower Inc.

2399 Bateman Ave.

Duarte, CA 91010

Attn: Investor Affairs & Chenlong Tan,

CEO Email: ipo@meetipower.com

If to the Holder:

Bright Century Investment LLC

16800 Aston st, Suite 275

Irvine, CA 92606

Larryliu36@gmail.com

Attn: Yaojun Liu

(6)            APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of Los Angeles, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(7)             WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

IN WITNESS WHEREOF, each of the Makers has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

MAKER:
IPOWER INC.

By: /s/ Chenlong Tan

Name: Chenlong Tan
Title: Chief Executive Officer

Note No. [2021001]

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EXHIBIT A

NOTICE OF CONVERSION

Attn: Chenlong Tan

iPower Inc.

The undersigned hereby elects to convert $[           ] of the $[         ] Convertible Note (Note No. [           ]) issued to [                 ] on January [  ], 2021 into Shares of Common Stock of iPower Inc. according to the conditions set forth in such Note as of the date written below.

If the number of shares to be delivered represents more than 4.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion:
Optional Conversion Amount:
Conversion Price:
Shares to be Delivered:
Shares delivered in name of:

HOLDER:

[ ]

By: ______________________

Title: ____________________

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